   As filed with the Securities and Exchange Commission on February 7, 2003

                                                    Registration No. 333-100655
================================================================================
                    U.S. SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.
                               -----------------

                              Amendment No. 2 to

                                   FORM F-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               -----------------
                       KINGSWAY FINANCIAL SERVICES INC.
            (Exact name of registrant as specified in its charter)

                      Ontario                Not Applicable
                  (State or other           (I.R.S. Employer
                  jurisdiction of        Identification Number)
                 incorporation or
                   organization)

                                           Mr. James R. Zuhlke
               5310 Explorer Drive,       Kingsway America Inc.
                     Suite 200            1515 Woodfield Road,
             Mississauga, Ontario L4W           Suite 820
                        5H8             Schaumburg, Illinois 60173
                  (905) 629-7888             (847) 619-7610
              (Address and telephone       (Name, address and
                     number of          telephone number of agent
              Registrant's principal          for service)
                executive offices)
                               -----------------
                          KINGSWAY U.S. FUNDING INC.
                      KINGSWAY FINANCIAL CAPITAL TRUST I
            (Exact name of registrant as specified in its charter)

                                               30-0121682
                     Delaware                  57-6195377
                  (State or other           (I.R.S. Employer
                  jurisdiction of        Identification Number)
                 incorporation or
                   organization)

                                          The Corporation Trust
             c/o Kingsway America Inc.           Company
               1515 Woodfield Road,     Corporation Trust Center
                     Suite 820             1209 Orange Street
             Schaumburg, Illinois 60173 Wilmington, Delaware 19801
                  (847) 619-7610             (866) 252-8615
              (Address and telephone       (Name, address and
                     number of          telephone number of agent
              Registrant's principal          for service)
                executive offices)
                               -----------------
                                  Copies to:
                Janet O. Love, Esq.      William R. Kunkel, Esq.
               Lord, Bissell & Brook      Skadden, Arps, Slate,
             115 South LaSalle Street   Meagher & Flom (Illinois)
              Chicago, Illinois 60603     333 West Wacker Drive
                  (312) 443-0700         Chicago, Illinois 60606
                                             (312) 407-0700

   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

   The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

================================================================================

   This Amendment No. 2 to the Registration Statement (Reg. No. 333-100655) is being filed with the Securities and Exchange Commission by Kingsway Financial Services Inc., Kingsway U.S. Funding Inc. and Kingsway Financial Capital Trust I solely to add exhibits to the Registration Statement.

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act, Kingsway Financial Services Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mississauga, Province of Ontario, Country of Canada, on February 7, 2003.


                                              KINGSWAY FINANCIAL SERVICES INC.

                                              By:     /S/  WILLIAM G. STAR
                                                  -----------------------------
                                                        William G. Star,
                                                  Chairman, President and Chief
                                                        Executive Officer


   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



          Signature                        Title                    Date
          ---------                        -----                    ----

    /S/  WILLIAM G. STAR       Chairman, President and Chief  February 7, 2003
-----------------------------    Executive Officer
       William G. Star           (Principal Executive
                                 Officer)

    /S/  W. SHAUN JACKSON      Executive Vice President and   February 7, 2003
-----------------------------    Chief Financial Officer
      W. Shaun Jackson           (Principal Financial and
                                 Accounting Officer)

              *                Director                       February 7, 2003
-----------------------------
       David H. Atkins

              *                Director                       February 7, 2003
-----------------------------
       John L. Beamish

              *                Director                       February 7, 2003
-----------------------------
      James P. Corcoran

              *                Director                       February 7, 2003
-----------------------------
    Thomas A. Di Giacomo

              *                Director                       February 7, 2003
-----------------------------
     Bernard Gluckstein

              *                Director                       February 7, 2003
-----------------------------
       J. Brian Reeve

              *                Director                       February 7, 2003
-----------------------------
      F. Michael Walsh

    /S/  JAMES R. ZUHLKE       Director                       February 7, 2003
-----------------------------
       James R. Zuhlke



* The undersigned, by signing his name hereto, does hereby sign this Amendment No. 2 to the Registration Statement on behalf of each of the above-indicated persons pursuant to a power of attorney executed by each such person.


By:   /S/  WILLIAM G. STAR
    -------------------------
         William G. Star
     Chairman, President and
     Chief Executive Officer

                           AUTHORIZED REPRESENTATIVE


   Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the Registration Statement has been signed below by the undersigned as the duly authorized representative of Kingsway Financial Services Inc. in the United States.


                                              By:     /s/   JAMES R. ZUHLKE
                                                  -----------------------------
                                                         James R. Zuhlke

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act, Kingsway U.S. Funding Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Schaumburg, Illinois, on February 7, 2003.


                                              KINGSWAY U.S. FUNDING INC.

                                              By:     /S/   JAMES R. ZUHLKE
                                                  -----------------------------
                                                         James R. Zuhlke
                                                            President


   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



          Signature                        Title                    Date
          ---------                        -----                    ----

    /S/  JAMES R. ZUHLKE       President and                  February 7, 2003
-----------------------------    Director (Principal
       James R. Zuhlke           Executive Officer)

  /S/  BRIAN K. WILLIAMSON     Treasurer (Principal           February 7, 2003
-----------------------------    Financial and Accounting
     Brian K. Williamson         Officer)

    /S/  WILLIAM G. STAR       Director                       February 7, 2003
-----------------------------
       William G. Star

    /S/  W. SHAUN JACKSON      Director                       February 7, 2003
-----------------------------
      W. Shaun Jackson

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act, Kingsway Financial Capital Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Schaumburg, Illinois, on February 7, 2003.


                                              KINGSWAY FINANCIAL CAPITAL TRUST I

                                              By:     /S/   JAMES R. ZUHLKE
                                                  -----------------------------
                                                         James R. Zuhlke
                                                     Administrative Trustee

                                 EXHIBIT INDEX


Exhibit
Number   Description of Exhibit
-------  ----------------------
  1.1 *  Form of Underwriting Agreement.

  4.1 *  Form of Indenture between Kingsway U.S. Funding Inc., Kingsway Financial Services Inc. and
           BNY Midwest Trust Company, Trustee.

  4.2 *  Officer's Certificate setting forth the terms of the Junior Subordinated Debentures.

  4.3 *  Form of Junior Subordinated Debenture (included in Exhibit 4.2).

   4.4** Certificate of Trust of Kingsway Financial Capital Trust I.

   4.5** Declaration of Trust of Kingsway Financial Capital Trust I.

   4.6** Form of Amended and Restated Declaration of Trust of Kingsway Financial Capital Trust I.

   4.7** Form of Preferred Security (included in Exhibit 4.6).

   4.8** Form of Common Security (included in Exhibit 4.6).

   4.9** Form of Preferred Securities Guarantee Agreement between Kingsway Financial Services Inc., as
           Guarantor, and BNY Midwest Trust Company, as Guarantee Trustee.

  4.10*  Form of Guarantee of Junior Subordinated Debenture (included in Exhibit 4.1)

 4.11 *  Form of Subordinated Note.

   5.1*  Opinion of Richards, Layton & Finger, P.A.

   8.1*  Tax Opinion of Lord, Bissell & Brook.

  10.1** Credit Agreement dated February 23, 1999 among Kingsway Financial Services Inc., Kingsway
           U.S. Finance Partnership and the lenders named therein; Credit Amending Agreement dated as of August 11, 2000; Second Amendment to Credit Amendment dated as of March 30, 2001;
           Third Amendment to Credit Agreement dated as of June 30, 2001; Fourth Amendment to Credit
           Agreement dated as of October 5, 2001; Credit Agreement Consent and Waiver dated September
           9, 2002; and Fifth Amendment to Credit Agreement dated as of October 25, 2002.

  10.2** Credit Agreement dated May 28, 2002 among Kingsway Financial Services Inc., Kingsway U.S.
           Finance Partnership and the lenders named therein; Credit Amending Agreement dated as of
           September 24, 2002; Second Credit Amending Agreement dated as of September 24, 2002;
           Third Amending Agreement dated as of October 30, 2002.

  10.3   Consent and Amendment letter dated December 4, 2002 and Sixth Amendment to Credit
           Agreement dated as of January 1, 2003 to the Credit Agreement dated February 23, 1999. (1)

  10.4   Fourth Credit Amending Agreement dated December 4, 2002 and Fifth Credit Amending
           Agreement dated as of January 1, 2003 to the Credit Agreement dated May 28, 2002. (1)

  11.1   Computation of earnings per share.

  12.1** Computation of Ratio of Earnings to Fixed Charges

  23.1*  Consent of KPMG LLP as Auditors.

  23.2*  Consent of KPMG LLP as Appointed Actuary.

  23.3*  Consent of PricewaterhouseCoopers LLP.

  23.4*  Consent of Lord, Bissell & Brook (included in Exhibit 8.1).

  23.5*  Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.1).

  24.1** Power of Attorney.

  25.1   Statement of Eligibility under the Trust Indenture Act of 1939 of BNY Midwest Trust Company as
           Trustee under the Indenture.

Exhibit
Number  Description of Exhibit
------- ----------------------

 25.2   Statement of Eligibility under the Trust Indenture Act of 1939 of BNY Midwest Trust Company as
          Property Trustee under the Amended and Restated Declaration of Trust.

 25.3   Statement of Eligibility under the Trust Indenture Act of 1939 of BNY Midwest Trust Company as
          Guarantee Trustee under the Preferred Securities Guarantee Agreement.

--------
*  To be filed by amendment.
** Previously filed.

(1) Portions of this Exhibit have been omitted pursuant to a Confidential Treatment Request filed with the SEC.


                                      E-2